Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Registration Nos. 333-128438 and 333-88358) and Form S-8 (Registration Nos. 333-12287, 333-12289, 333-53817, 333-78783, 333-87802, 333-87804, 333-106977 and 333-115175) of West Pharmaceutical Services, Inc. of our report dated March 3, 2006 relating to the financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Philadelphia, PA
March 3, 2006